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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 4, 1999 included in the Annual Report on Form 10-K of Aspen Technology, Inc. and subsidiaries for the fiscal year ended June 30, 1999 and to the reference to our firm in this Registration Statement.




/s/ Arthur Andersen LLP


Boston, Massachusetts
July 27, 2000



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